Draft of August 1, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 1, 2003

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32085	36-4392754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Commerce Drive, Libertyville, Illinois		60048
		(Zip Code)

Registrant’s telephone number, including area code 847-680-3515.

N/A

(Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On August 1, 2003, Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Company”), completed its acquisition of all of the outstanding capital stock of Advanced Imaging Concepts, Inc., an Indiana corporation (“AIC”).  The acquisition was accomplished through the merger of Image Acquisition Corp., a wholly-owned subsidiary of the Company (“Sub”), with and into AIC, pursuant to the Agreement and Plan of Merger, dated as of July 16, 2003 (as amended, the “Merger Agreement”), among the Company, Sub, AIC and bCatalyst LLC, a Kentucky limited liability company, as representative of the stockholders and option holders of AIC.  AIC is a provider of document imaging, scanning and management software for the medical industry, and AIC’s principal assets include AIC’s accounts receivable, intellectual property, and customer software license agreements.

At the effective time of the Merger, the outstanding shares and stock options of AIC converted into the right to receive approximately $18 million, payable in cash and by the assumption of a portion of outstanding AIC stock options.  The purchase price was determined based upon arm’s-length negotiations between the Company and AIC.  The Company used internal funds to finance the Merger.  Pursuant to the Merger Agreement, the Company also agreed to award stock options to key employees of AIC (who became employees of the Company after the effective time of the Merger) in an aggregate amount equal to $1 million divided by the fair market value of a Company option calculated in accordance with an agreed-upon Black-Scholes methodology (which equated to 431,487 shares of common stock of the Company) (the “Merger Agreement Option Awards”).

AIC had approximately 95 shareholders immediately prior to the consummation of the Merger.  AIC’s shareholders unanimously approved the transaction.

In connection with the Merger, an affiliate of the Company entered into employment agreements with each of Jeffrey D. Amrein, the chief executive officer of AIC, and John P. Reinhart, the president of AIC.  In addition to substitute options received by Messrs. Amrein and Reinhart pursuant to the terms of the AIC 2000 Stock Plan and the Merger, Mr. Amrein and Mr. Reinhart were granted options to purchase 229,446 shares and 204,446 shares, respectively, of common stock of the Company pursuant to the terms of the Company’s stock option plans (258,892 of which were pursuant to the Merger Agreement Option Awards and 175,000 of which were pursuant to the employment agreements).  Each of Messrs. Amrein and Reinhart also received consideration in the Merger as shareholders and option holders.

A copy of the Merger Agreement is attached as an exhibit to this report and is hereby incorporated by reference.  The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits:

2.1

Merger Agreement dated as of July 16, 2003 by and among Allscripts Healthcare Solutions, Inc., Image Acquisition Corp., Advanced Imaging Concepts, Inc. and bCatalyst LLC, including the First Amendment thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: August 8, 2003	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit No.

2.1

Merger Agreement dated as of July 16, 2003 by and among Allscripts Healthcare Solutions, Inc., Image Acquisition Corp., Advanced Imaging Concepts, Inc. and bCatalyst LLC, including the First Amendment thereto.